Exhibit 99.1

News Release

STREAMLINE HEALTH® AND MONTEFIORE MEDICAL CENTER ANNOUNCE AGREEMENT TO COMMERCIALIZE CLINICAL ANALYTICS PLATFORM

Streamline Acquires Exclusive Rights to Montefiore’s Breakthrough
Population-Based Quality Health Management Solution

NEW YORK and ATLANTA (October 29, 2013) —Streamline Health Solutions, Inc. (NASDAQ: STRM) and Montefiore Medical Center today announced an exclusive 15-year licensing agreement enabling Streamline Health to commercialize Montefiore’s unique clinical analytics platform, successfully in use at Montefiore since 2002. Through this agreement, Streamline Health will acquire from Montefiore the existing contract with the Bronx RHIO, a Health Information Exchange (HIE) that uses the analytics platform to enable providers throughout the borough to securely query and analyze patient information. The platform, in conjunction with Bronx RHIO’s HIE platform, allows healthcare providers to assemble all of the clinical data available within their system from disparate sources, including lab results, ambulatory encounters and prior visits, and draw actionable conclusions on demand to improve patient care and safety.

Montefiore developed the robust clinical analytics platform to facilitate research and quality improvement efforts within Montefiore Medical Center and the Albert Einstein College of Medicine. With more than 400 active users within the health system, the platform has become an integral part of Montefiore’s strategic focus on creating a data-driven culture to improve the quality of health for the community it serves and advance medical knowledge through research. The solution was uniquely designed to enable the construction of patient cohorts, which empowers clinicians to evaluate groups of patients based on historical data and compare similar attributes to predict clinical outcomes and adjust treatment, when necessary.

“We are excited that the clinical analytics platform Montefiore developed more than a decade ago will be widely available and can positively impact the quality of care and safety of patients, just as it has at Montefiore,” said Andrew D. Racine, M.D., Ph.D., senior vice president and chief medical officer at Montefiore. “The platform has played a critical role in shaping Montefiore into the successful accountable care organization it is today — providing new insights and long-term intelligence to improve the care we provide and outcomes for our patients. It has empowered clinicians to ask the right questions and use the platform to establish best practices that will deliver the most effective, highest quality care — always putting patients’ safety first.”

“We believe clinical analytics can help our clients address a whole list of clinical challenges, from population management to spiking readmission rates, that are ultimately going to be critically important to reimbursement,” said Robert E. Watson, president and chief executive officer, Streamline Health. “The key differentiator with this solution is the access to cohort data empowering clinicians to see the group when one patient is in front of them, allowing them to engage with their patients more effectively, and fostering significant culture change as needed.

All of our solutions are designed to act like a looking glass for our clients, to help them see around the corner, or view a patient with eyes that see all of the potential outcomes, from admission to treatment to discharge all the way through billing, collection and audit.”

As healthcare reform takes shape and 21st-century healthcare delivery matures, physicians and leadership work to stay ahead of the curve. Current accountable care organization models depend on data to better align financial incentives with care coordination and clinical outcomes. This analytics platform supports these efforts and helps practices become higher performing.

The solution was designed to facilitate clinical research and continuously drive quality improvement. In the past it has taken months and years to accumulate data and draw conclusions for research projects, but those tasks can now be performed in minutes. The solution encourages provider organizations to tap into the creative and intellectual energy of their clinicians by placing knowledge at their fingertips through real-time access to a self-service research platform.

About Montefiore Medical Center

As the University Hospital for Albert Einstein College of Medicine, Montefiore is a premier academic medical center nationally renowned for its clinical excellence, scientific discovery and commitment to its community. Recognized among the top hospitals nationally and regionally by U.S. News & World Report, Montefiore provides compassionate, patient- and family-centered care and educates the healthcare professionals of tomorrow. The Children’s Hospital at Montefiore is consistently named in U.S. News’ “America’s Best Children’s Hospitals,” and is second among those in the New York metro area. With four hospitals, 1,491 beds and 90,000 annual admissions, Montefiore is an integrated health system seamlessly linked by advanced technology. State-of-the-art primary and specialty care is provided through a network of more than 130 locations across the region, including the largest school health program in the nation and a home health program. Montefiore’s partnership with Einstein advances clinical and translational research to accelerate the pace at which new discoveries become the treatments and therapies that benefit patients. The medical center derives its inspiration for excellence from its patients and community, and continues to be on the frontlines of developing innovative approaches to care. For more information please visit www.montefiore.org and www.montekids.org. Follow us on Twitter; like us on Facebook; view us on YouTube.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for healthcare providers. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). This unique combination of solutions is designed to help healthcare organizations manage the financial and operational challenges they face in the ever-changing world of healthcare today and in the future. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, the integration of businesses or other assets acquired by or licensed to the Company with its existing business, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Montefiore Contact:	Streamline Health Contact:	Streamline Health Investor Contacts:
Brette Peyton	Ashley Moore	Randy Salisbury
Assistant Director, PR	Director, Marketing	Investor Relations
(718) 920-5709	(404)-446-2057	(404)-229-4242
bpeyton@montefiore.org	ashley.moore@streamlinehealth.net	randy.salisbury@streamlinehealth.net